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                                                                    EXHIBIT 10.1


                                  [QWEST LOGO]

                         QWEST INTERNET SOLUTIONS, INC.

                Web Hosting and Internet Access Service Agreement

SECTION I. GENERAL TERMS AND CONDITIONS

1. GENERAL. This Agreement (the "Agreement") is made as of the date set forth below Qwest's signature (the "Effective Date") by and between Qwest Internet Solutions, Inc., a Delaware corporation with an address at 555 17th Street, Denver, CO 80202 ("Qwest") and the Customer ("Customer") listed below and on Addendum B-1 attached hereto and made a part hereof. "Service" shall mean the Qwest internet access and hosting services provided hereunder as described more fully in the Service Description which is incorporated by reference herein and which is attached hereto as Addendum B-2 (the "Service Description").

2. RATES AND CHARGES; PAYMENT. Customer agrees to pay all applicable rates and charges set forth on each Addendum applicable to any Services acquired hereunder. In addition to such fees, Customer shall be responsible for any and all fees and taxes, if any, which may be imposed by any Internet registration authority, in connection with the registration and maintenance of Customer's domain name(s) and/or Internet addresses, if any. Billing for the recurring component of the Services shall be monthly in advance. Payment for the non-recurring component of the Services, including initial set-up and installation fees, shall be payable upon execution of the applicable Addendum. Charges shall be due upon Customer's receipt of invoice and payable within thirty (30) days of such date. Any amount not paid within such period shall bear interest at the lesser of (i) the rate of 1 1/2% per month, or (ii) the highest rate permitted by applicable law. If Customer disputes any portion of an invoice, Customer shall timely pay the full invoiced amount and provide Qwest, within thirty (30) days of payment, a written statement supporting Customer's position regarding the dispute. Qwest shall determine in its good faith business judgment whether such invoiced items were erroneous, and shall issue a credit to Customer if it so determines. Qwest reserves the right to change or modify the fees for the Services, or eliminate or modify certain Services, upon not less than forty-five (45) days advance written notice to Customer. In the event of notice of such change, Customer may terminate this Agreement, without penalty, on the effective date of such change upon at least thirty (30) days advance written notice to Qwest. Customer will pay all sales and use taxes arising in connection with the Services. Customer's execution of this Agreement signifies Customer's acceptance of Qwest's initial and continuing credit review and approval. Qwest reserves the right to withhold implementation of Services pending Qwest's credit review and may condition initiation of Service on a deposit or such other means to establish reasonable assurance of payment.

3. TERM AND TERMINATION.

(a) This Agreement shall be effective upon the Effective Date and continue until the expiration (or termination) of all Addenda issued pursuant hereto. Unless otherwise set forth in any Addendum, the term with respect to each individual Addendum (its "Term") shall commence on the date upon which the Customer Equipment (as defined in Section 11.1 hereof) is installed at Data Center, and continue for a period of twelve (12) months. Any Addendum may be terminated by either party at the end of its applicable Term by giving written notice at least sixty (60) days prior thereto, but in the absence of such notice, such Addendum shall automatically renew under the same terms and conditions for a term equal to that of its original Term (such renewal Term shall also be referred to herein as the "Term"). In the event Customer terminates the Agreement with respect to any Addendum prior to the conclusion of the Term, Customer shall pay to Qwest all charges for Services provided through the effective date of such cancellation plus a cancellation charge determined as follows: (a) if the Term for the cancelled Services is one (1) year or less, then the cancellation charge shall be an amount equal to the balance of the monthly Services charges (then in effect at the time of cancellation) for such cancelled Services that would otherwise have become due for the unexpired balance of the Term, (b) if the Term for the canceled Services is longer than one (1) year and such cancellation becomes effective prior to the completion of the first year of the Term, the cancellation charge shall be an amount equal to the balance of the monthly Services charges (then in effect at the time of cancellation) for such cancelled Services that otherwise would have become due for the unexpired portion of the first year of the Term, plus fifty percent (50%) of the balance of such monthly charges for the remainder of the Term beyond the first year, and (c) if the Term for the cancelled Services is longer than one (1) year and such cancellation becomes effective after completion of the first year of the Term, the cancellation charge shall be an amount equal to fifty percent (50%) of the balance of the monthly Services charges (then in effect at the time of cancellation) for such cancelled Services that otherwise would have become due and payable for the unexpired portion of the Term. In addition, if Customer was granted a discount or waiver with respect to any non-recurring charges based on the duration of Customer's Term commitment (an "NRC Discount"), then Customer shall also pay an amount equal to the NRC Discount. It is agreed that Qwest's damages if Services are cancelled prior to the completion of the Term shall be difficult or impossible to ascertain, thus the amounts set forth herein are intended to establish liquidated damages in the event of cancellation and are not intended as a penalty.

(b) Qwest may terminate this Agreement and/or cease or suspend the provision of any Services upon default of Customer. Default includes (i) the failure to pay any amount when due hereunder (after five (5) days prior notice of such failure to pay); (ii) the filing of a petition in bankruptcy by or against Customer; and
(iii) any material default of this Agreement including but not limited to violation of the AUP (as hereinafter defined) or Customer's obligations under
Section 4 or conduct that Qwest, in its sole discretion, believes may subject Qwest to civil or criminal litigation, charges, and/or damages. If Qwest has suspended the Services pursuant to this Section, Qwest shall require a reconnection fee in order to resume service. Termination shall not relieve Customer of its obligation to pay all fees for Services accrued and owing up to and including the date of termination or otherwise payable pursuant to Section
3.01 above, nor shall it preclude Qwest from pursuing any other remedies available to it, at law or in equity.

(c) In the event a law or regulatory action prohibits, substantially impairs or makes impractical the provision of any Services under this Agreement, as determined by Qwest, Qwest may, at its option and without liability, terminate this Agreement or modify any Services or the terms and conditions of this Agreement in order to conform to such action (a "Regulatory Modification"), provided however, that Qwest shall provide thirty (30) days prior written notice to Customer of any such Regulatory Modification, except that Qwest may reduce the foregoing notice period, if reasonably necessary under the circumstances. Use by Customer of the Services for a period of thirty (30) days after implementation of such Regulatory Modification shall constitute acceptance of such changes.

4. RIGHTS AND OBLIGATIONS OF CUSTOMER. Customer represents and warrants that (a) it has full right and authority to enter into this Agreement; (b) it will not use the Services in any manner which is in violation of any law or governmental regulation, or Qwest's Acceptable Use Policy ("AUP") as amended from time to time by Qwest, which AUP is posted on Qwest's web site at (www.qwest.com); (c) the "Customer Data" (as hereinafter defined) will not violate or infringe the rights of others, including, without limitation, any patent, copyright, trademark, trade dress, trade secret, privacy, publicity, or other personal or proprietary right; (d) the Customer Data will not include indecent or obscene material or constitute a defamation or libel of Qwest or any third party and will not result in the obligation of Qwest to make payment of any third party licensing fees; and (e) it will comply with all relevant export and encryption laws and regulations of the United States ("Export Laws"). For purposes of this
Section 4, "Customer Data" shall mean the text, data, images, sounds, photographs, illustrations, graphics, programs, code and other materials transmitted through the Services hereunder.

5. EQUIPMENT OR SOFTWARE NOT PROVIDED BY QWEST. Except only as may be set forth in an Addendum to this Agreement, Customer shall be solely responsible for the installation, operation, maintenance, use and compatibility of equipment or software not provided by Qwest and Qwest shall have no responsibility or liability in connection therewith. In the event that equipment or software not provided by Qwest which impairs Customer's use of any Services: (a) Customer shall nonetheless be liable for payment for all Services provided by Qwest, and
(b) any service specifications or service levels (and corresponding service credits) generally applicable to the Services shall not apply. Customer shall cooperate with Qwest in setting the initial configuration for its equipment's interface with the Services and comply with Qwest's instructions in connection therewith.

6. RIGHTS AND OBLIGATIONS OF QWEST; DISCLAIMER OF WARRANTIES.

(a) As may be set forth in the Addendum, Qwest will secure domain names and assign IP address space (subject to reasonable availability) for the benefit of Customer during the Term, and Qwest will route those addresses


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on QWEST'S network; it being understood and agreed that neither Customer nor any of its "Users" (as defined in the AUP) shall have the right to route these addresses. Customer understands and agrees that it shall have no ownership interest in any IP address which Qwest obtains on Customer's behalf and that Qwest shall retain ownership of all such IP addresses, and upon termination of the Agreement, Customer's access to and utilization of such IP addresses shall terminate.

(b) Customer agrees that it is solely responsible for assessing its own computer and transmission network needs and the results to be obtained therefrom and Qwest exercises no control whatsoever over the merchandise, information and services offered or accessible on the Internet. Qwest shall use commercially reasonable efforts to (i) monitor its network and its interconnection to other networks and (ii) maintain its network, including interconnections in an operational state, other than for scheduled maintenance, in order to provide Services in accordance with any applicable service level agreement (the "SLA"). CUSTOMER ASSUMES TOTAL RESPONSIBILITY FOR CUSTOMER'S USE AND USERS' USE OF THE SERVICES, SOFTWARE OR EQUIPMENT PROVIDED BY QWEST, IF ANY, AND THE INTERNET. CUSTOMER UNDERSTANDS AND AGREES FURTHER THAT THE INTERNET (1) CONTAINS MATERIALS SOME OF WHICH ARE SEXUALLY EXPLICIT OR MAY BE OFFENSIVE AND (2) IS ACCESSIBLE BY PERSONS WHO MAY ATTEMPT TO BREACH THE SECURITY OF QWEST'S AND/OR CUSTOMER'S NETWORK. QWEST HAS NO CONTROL OVER AND EXPRESSLY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY WHATSOEVER FOR SUCH MATERIALS OR ACTIONS AND CUSTOMER AND CUSTOMER'S USERS ACCESS THE SERVICES AT CUSTOMER'S OWN RISK. EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE ADDENDUM, THE SERVICES, FACILITIES AND RELATED SOFTWARE AND/OR EQUIPMENT PROVIDED BY QWEST, IF ANY, ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NONINFRINGEMENT OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO ADVICE OR INFORMATION GIVEN BY QWEST, ITS AFFILIATES OR ITS CONTRACTORS OR THEIR RESPECTIVE EMPLOYEES SHALL CREATE A WARRANTY. Some states do not allow the limitation of implied warranty, and therefore certain provisions may not apply to customers located in those states.

7. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL QWEST, ITS AFFILIATES OR AGENTS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES ARISING FROM OR RELATED TO THE SERVICES OR THIS AGREEMENT WHETHER FOR, AMONG OTHER THINGS, BREACH OF WARRANTY OR ANY OBLIGATION ARISING THEREFROM, AND WHETHER LIABILITY IS ASSERTED IN, AMONG OTHER THINGS, CONTRACT OR TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE AND STRICT PRODUCT LIABILITY) WHETHER OR NOT QWEST HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. QWEST'S LIABILITY HEREUNDER SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO THE AVERAGE MONTHLY RECURRING CHARGE PAID BY CUSTOMER FOR SERVICES UNDER THIS AGREEMENT, OR IN THE CASE THAT THE CLAIM PERTAINS TO A PARTICULAR SERVICE, THE AVERAGE MONTHLY RECURRING CHARGE PAID BY CUSTOMER FOR THE PARTICULAR SERVICE TO WHICH THE CLAIM PERTAINS (THE "AFFECTED SERVICE"), SUCH AVERAGE MONTHLY CHARGE TO BE CALCULATED DURING THE PERIOD FROM EXECUTION OF THE AGREEMENT OR THE ADDENDUM PERTAINING TO THE AFFECTED SERVICE TO THE DATE A CLAIM IS MADE. CUSTOMER HEREBY WAIVES ANY CLAIM THAT THESE EXCLUSIONS DEPRIVE IT OF AN ADEQUATE REMEDY OR CAUSE THIS AGREEMENT TO FAIL OF ITS ESSENTIAL PURPOSE. Except as specifically set forth in the SLA, the foregoing sets forth Customer's exclusive remedy for breach of this Agreement by Qwest. Some states do not allow the exclusion of incidental or consequential damages, and therefore certain provisions hereof may not apply to customers located in those states. The provisions of this section allocate the risks between Qwest and Customer and Qwest's pricing reflects the allocation of risk and limitation of liability specified herein.

8. INDEMNITY. Customer agrees to defend, indemnify and hold Qwest and its affiliates harmless from any and all liabilities, costs and expenses, including reasonable attorneys' fees, related to or arising from: (a) any breach of this Agreement by Customer or Users; (b) the use of the Services or the Internet or the placement or transmission of any materials on the Internet by Customer or Users, including but not limited to any Customer Data; (c) acts or omissions of Customer, Customer's agents or contractors in connection with the installation, maintenance, presence, use or removal of equipment or software not provided by Qwest in connection with the provision of the Services; and (d) claims for infringement of any third party proprietary right, including copyright, patent, trade secret and trademark rights, arising from the use of any services, equipment and software not provided by Qwest.

9. NON-SOLICITATION OF EMPLOYEES. Customer shall not, during the Term of this Agreement and for a period of one (1) year thereafter, directly or indirectly solicit, employ, offer to employ, nor engage as a consultant, any employee of Qwest with whom Customer had contact pursuant to this Agreement.

10. ASSIGNMENT. Customer shall not assign this Agreement or, unless set forth in the Addendum, resell the right to use the Services, without the prior written consent of Qwest.

11. MISCELLANEOUS. Any dispute relating to this Agreement shall be submitted for binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association and judgment on any award entered therein may be entered in any court of competent jurisdiction. The venue for any such arbitration shall be Denver, Colorado. In the event that any portion of this Agreement is held to be unenforceable, the unenforceable portion shall be construed as nearly as possible to reflect the original intent of the parties and the remainder of the provisions shall remain in full force and effect. Qwest's failure to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any of its rights hereunder. Qwest is acting as an independent contractor and shall have exclusive control of the manner and means of performing its obligations. Qwest will not be responsible for performance of its obligations hereunder where delayed or hindered by war, riots, embargoes, strikes or acts of its vendors, suppliers, accidents, acts of God, or any other event beyond its control. All notices, including notices of address changes contemplated hereunder shall be sent by registered or certified mail or by overnight commercial delivery to the address set forth in this Agreement by each party. Notices to Qwest shall be sent to the attention of its General Counsel. In any proceeding to enforce the terms of this Agreement, the party prevailing shall be entitled to recover all of its expenses, including, without limitation, reasonable attorney's fees. The terms and conditions of this Agreement, including all Addenda, shall prevail notwithstanding any different or additional terms and conditions of any purchase order or other form for purchase or payment submitted by Customer to Qwest. All terms and provisions of this Agreement which should by their nature survive the termination of this Agreement shall so survive, including but not limited to sections 3, 4, 6, 7, 8, 9, 10 and 11. This Agreement may be executed in separate counterparts including facsimile copies, each of which shall be deemed an original, and all of which shall be deemed one and the same instrument and legally binding upon the parties. This Agreement, including the AUP (as amended from time to time) and the Addenda attached hereto and made part hereof, constitutes the entire agreement between Customer and Qwest with respect to the Services. This Agreement shall be governed by the laws of the State of New York. Any cause of action Customer may have with respect to the Service must be commenced within one year after the claim or cause of action arises or such claim or cause of action is barred.

SECTION II. HOSTING TERMS AND CONDITIONS

11.1. DEFINITIONS.

(a) "Customer Equipment" shall mean certain electronic equipment of Customer, including without limitation, computer servers and ancillary equipment which is installed within the "Premises" (as hereinafter defined) and is described in Addendum B-1.

(b) "Customer Representative" shall refer to a person that Customer designates in writing as having authority to have access to the Data Center and Premises on Customer's behalf. Customer may designate no more than two (2) Customer Representatives, but may replace a Customer Representative upon ten (10) business days prior written notice.

(c) "Customer Web Site" is a customer application which (i) is comprised of the Customer Data; (ii) resides on the Customer Equipment; and (iii) is accessible via the World Wide Web.

(d) "Data Center" shall mean a particular Qwest facility within which the Premises are located and which is identified in Addendum B-1.

(e) "Premises" shall refer to that area within a Data Center in which Customer Equipment is installed pursuant to this Agreement.

(f) "Software" shall mean software (including third party software) and related documentation, if any, provided by Qwest to Customer in connection with any of the Services.

11.2. GRANT OF LICENSES.

(a) Qwest hereby grants to Customer a license ("License") pursuant to which Customer may, as set forth in the Service Description and for the


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Term set forth herein: (i) locate, install or have Qwest install the Customer
Equipment within the Premises; and (ii) access the Data Center(s) for the purpose of installing, maintaining, and operating the Customer Equipment and/or Customer Web Site within the Premises The License is subject and subordinate to the underlying ground or facilities lease or other superior right by which Qwest has acquired its interest in the Data Center.

(b) Qwest may install and implement such software and equipment as it deems necessary and appropriate in order to properly access and monitor the Customer Equipment and Customer Web Site in the course of providing the Services hereunder and Customer grants Qwest all right and permissions in connection therewith.

11.3. PERMISSIBLE USE OF THE DATA CENTER AND PREMISES. Customer agrees to use the Data Center and Premises only for the purposes described in Section 11.2 above and to interconnect with Qwest's network. Customer's Representatives shall not use any of the following in the Data Center or the Premises: explosives, tobacco-related products, weapons of any sort, cameras, video tape recorders, flammable liquid or gases or similar materials, electro-magnetic devices, or other materials or equipment that Qwest, at any time and at its sole discretion, deems prohibited. Customer will not alter or tamper with in any way the property or space within the Data Center. Only Customer Representatives shall be permitted to access the Premises and the Data Center on Customer's behalf. Qwest, at its sole discretion may refuse to allow a Customer Representative to enter the Premises or the Data Center.

11.4. EQUIPMENT DEPLOYMENT AND MAINTENANCE.

(a) Prior to installation and thereafter upon Qwest's reasonable request, Customer will provide Qwest a list of all Customer Equipment installed or to be installed in the Premises. If Customer desires to make any changes to its Customer Equipment ("Equipment Change"), it shall: (i) advise Qwest in writing of the nature of any such change; and (ii) not attempt to make such Equipment Change until Qwest approves such change in writing. Qwest shall either approve or disapprove of such Equipment Change within ten (10) business days of its receipt of such request.

(b) Qwest reserves the right, upon thirty (30) days prior written notice and at its expense, to relocate any Customer Equipment ("Equipment Relocation"); provided, however, that in the event of an emergency, Qwest reserves the right to perform Equipment Relocation with no advance notice to Customer. Qwest agrees to reimburse Customer for any direct damages to Customer Equipment where such damage is a direct result of Qwest's gross negligence or willful misconduct in connection with such Equipment Relocation. No other payments shall be made by Qwest to Customer with respect to damages arising out of such Equipment Relocation, including without limitation compensation for any lost business or lost profits due to damaged or malfunctioning Customer Equipment, as a result of any such Equipment Relocation. In the event Qwest shall undertake an Equipment Relocation: (i) Qwest shall use commercially reasonable efforts to move the Customer Equipment to a location which shall afford comparable environmental conditions for and accessibility to such Customer Equipment; and (ii) Qwest and Customer agree to work together in good faith to minimize any disruption of Customer's services as a result of such relocation.

(c) Qwest will periodically conduct routine scheduled maintenance within its Data Centers, during which time Customer Equipment may be unable to transmit or receive data and Customer may be unable to access its Equipment. Qwest shall provide Customer with reasonable notice prior to conducting such routine maintenance.

11.5. CUSTOMER DATA AND SOFTWARE. If indicated on the Service Description, Qwest will, on Customer's behalf, use commercially reasonable efforts to: (i) make available and accessible on the Qwest network and/or World Wide Web, as appropriate, the Customer Web Site; and (ii) reproduce the Customer Data on the Customer Web Site. Customer shall deliver the Customer Data to Qwest: (i) in digital or such other form as may be reasonably requested by Qwest; and (ii) in the manner and meeting the specifications and delivery schedule which may be set forth in the Service Description. Customer will at all times retain complete copies of the Customer Data and if it should be lost or damaged while stored at the Data Center, Customer shall redeliver the same to Qwest, as stated in this
Section 11.5. Customer shall be solely responsible for the editorial supervision of the Customer Data. Customer shall review the Customer Data prior to delivery to Qwest to ensure that it complies with Customer's representations and warranties as contained in this Agreement.

11.6. SOFTWARE AND DOCUMENTATION PROVIDED BY QWEST. In consideration for the payment of any applicable charges, Customer is granted the right to use the Software, if any, strictly in accordance with and subject to any accompanying documentation (the "Documentation"). Except as may be specifically set forth in the Documentation, Qwest makes no representations and warranties with respect to the Software. Qwest will pass through and assign to Customer all rights and warranties provided by third party licensors of the Software to the extent that such licensors permit such pass through and assignment. Any costs of such assignment shall be borne by Customer. Except as specifically set forth herein, Qwest has no obligation to provide maintenance or other support of any kind for the software, including without limitation any error corrections, updates, enhancements or other modifications.

11.7. LIMITATION AND RESERVATION OF RIGHTS. Nothing contained herein and no use of the Premises or the Data Center by Customer or Customer's payment of any charges shall create or vest in Customer any easement or other property right of any nature in the Premises or Data Center or any property of Qwest or to limit or restrict Qwest's right to access, operate and use the Premises, Data Center and facilities therein at Qwest's discretion.

11.8. INSTALLATION OF CUSTOMER EQUIPMENT.

(a) Qwest shall provide for the installation of Customer's Equipment as stated in this Agreement and in the Service Description. Customer shall give Qwest ten (10) days notice prior to the date of requested installation.

(b) This Section II.8(b) shall apply only to customers who are responsible for installation of the Customer Equipment as set forth in the Service Description. Except as otherwise set forth in the Service Description, Customer shall engineer, furnish, install and test, at its sole cost and expense, all Customer Equipment. Customer shall give Qwest ten (10) business days notice prior to commencing installation, and installation and testing shall: (i) not begin until Qwest grants permission to Customer to commence same; and (ii) shall at all times be under the direct supervision of an authorized employee or agent of Qwest (the "Escort"). All Customer Equipment shall be clearly labeled with Customer's name and contact information. Upon completion of installation, Customer shall remove all installation material from the Data Center and Premises and shall restore same to their preinstallation condition. Customer Equipment shall, at all times, remain the property of Customer. No later than four (4) weeks prior to the date proposed for installation of Customer Equipment, Customer shall submit for Qwest's approval engineering plans and specifications pertaining to Customer's use of the Data Center and Premises in the form required by Qwest. No later than ten (10) business days after receipt of such engineering plans and specifications, Qwest shall notify Customer of its approval of such plans and specifications, or of any changes required thereto ("Qwest Response"). The Qwest Response shall include space assignment, any charges payable by Customer in order for Qwest to prepare the Data Center or Premises for use by Customer (such as wiring, construction of cage or dividing walls, etc.) and a date when the Data Center Premises will be ready for installation of the Customer Equipment. In the event the Qwest Response sets forth modifications to Customer's initial submission and Customer does not object to such modifications within five
    (5) business days of receipt of such Qwest Response: (i) Qwest shall proceed with the work required to prepare the Data Center and Premises for use by Customer; and (ii) Customer shall reimburse Qwest for the full cost of such work within thirty (30) days after receipt of Qwest's invoice therefor.

11.9. MAINTENANCE OF CUSTOMER EQUIPMENT. Except as specifically set forth in the Service Description, Qwest shall have no obligation with respect to the Customer Equipment and/or any Customer software, except that Qwest shall be obligated to maintain the Customer Equipment in a reasonably safe condition. In cases where Qwest provides maintenance services as set forth in the Service Description, Customer is required to enter into the applicable vendor maintenance agreement. Qwest's obligation to provide temporary replacement equipment is subject to reasonable availability as contemplated in the Service Description.

11.10. ACCESS TO PREMISES. Customer agrees to comply with the requirements of any lease, rules and regulations of Qwest or its lessor, including but not limited to the Qwest Standards for Facility Security and Rules of Conduct (the "Standards"). A current copy of the Standards, which are subject to change at Qwest's sole discretion, are set forth in the Service Description and are available from the Qwest Call Management Center. Except as otherwise set forth in the Service Description, Customer's employees, agents or contractors may enter or work in the Data Center and Premises only when an Escort is present; and except as set forth in the Standards, Customer agrees to pay the charges for Escort services at Qwest's then prevailing time and materials rates. Customer shall defend and indemnify Qwest from (i) any claims by Customer's employees, agents and contractors except claims for death or injury proximately caused by Qwest's gross negligence or willful act and (ii) any damages caused by Customer, its employees, agents and contractors relating to any damages caused by them to the Data Center, Qwest's equipment or equipment of Qwest's customers and any other

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damages relating thereto. Qwest shall endeavor to make Escorts available on a twenty-four (24) hour per day, seven (7) days per week basis, and shall provide Data Center-specific contact telephone numbers to Customer. The Escort shall have the authority, without subjecting Qwest to any liability, to suspend Customer's work operations in and around the Premises if, in Escort's sole discretion, any hazardous conditions arise or any unsafe or insecure practices are being conducted by Customer's employees, agents or contractors. All of Customer's work in the Data Center and Premises shall be performed in a safe and workmanlike manner.

11.11. EMERGENCIES. In the event of any emergency event that either is or will immediately become service affecting, Qwest's work shall take precedence over Customer's operations on the Premises; and Qwest may rearrange the Customer Equipment (with the same care used by Qwest in rearranging its own equipment) as is reasonably necessary to respond to the emergency. In the event of any emergency involving the Customer Equipment, Qwest shall use reasonable commercial efforts to notify Customer prior to performing whatever repair and maintenance is necessary to respond to the emergency ("Emergency Measures"), and Customer authorizes Qwest to take such repair and maintenance actions, irrespective of whether Qwest actually provides notice.

11.12. QWEST INSPECTION AND REMEDIAL RIGHTS. Qwest may make periodic inspections of any part of Customer Equipment upon reasonable advance notice to Customer, and Customer shall have the right to be represented during such inspections; provided, however, that if, in Qwest's judgment, such notice is not commercially practicable, Qwest may make such inspection immediately but shall thereafter provide notice of the inspection to Customer. The making of periodic inspections or the failure to do so shall not operate to impose upon Qwest any liability of any kind whatsoever, nor relieve Customer of any responsibility, obligation or liability assumed under this Agreement. If any part of the Customer Equipment is not installed and maintained in accordance with the terms and conditions hereof, and Customer has not corrected such non-compliance within ten (10) days after receipt of notice thereof from Qwest, Qwest may, at its option: (i) terminate the Agreement; or (ii) correct said condition at Customer's expense. If such condition poses an immediate threat to the safety of Qwest's employees or the public, interferes with the performance of Qwest's network facilities, or poses an immediate threat to the physical integrity of Qwest's facilities, Qwest may, without providing Customer prior notice, perform such work and take such action that it deems reasonably necessary ("Corrective Action"). In the event Qwest shall engage in such Corrective Action, Qwest shall not be liable for damage to Customer Equipment or for any interruption of Customer's services. As soon as practicable after taking such Corrective Action, Qwest will advise Customer in writing of the work performed or the action taken and Customer shall promptly reimburse all reasonable expenses incurred by Qwest in connection therewith.

11.13. REMOVAL OF CUSTOMER EQUIPMENT. Upon termination of this Agreement, except in the case of Premium Services (as defined in Addendum B-2), Customer shall remove the Customer Equipment within ten (10) business days and Customer shall remain liable for any charges associated therewith as set forth in the Agreement. If Customer fails to remove the Customer Equipment within such period, such Customer Equipment shall be deemed abandoned; and Qwest may, without liability, remove the Customer Equipment, and Customer shall reimburse Qwest for all costs associated therewith. In the event of nonpayment by Customer of sums overdue for more than sixty (60) days, or if Customer is otherwise in breach of the Agreement, Qwest may, upon ten (10) days written notice to Customer, either retain any Customer Equipment or other assets of Customer then in Qwest's possession and sell them in partial satisfaction of such unpaid sums or request Customer to remove Customer Equipment from Qwest's premises within ten (10) days of such request. If Customer fails to so remove, Qwest may deliver the Customer Equipment to Customer at the address of Customer set forth in the Agreement, and Customer shall be obligated to accept such delivery; provided, however that Customer shall be fully responsible for all expenses associated therewith.

11.14. CONFIDENTIALITY. During the Term, each party will have access to certain confidential information of the other concerning such party's business, including such party's products, services, technical data, trade secrets, inventions, processes, and customer information. All such information shall be deemed "Confidential Information." Each party shall use the Confidential Information of the other solely to perform this Agreement, and all Confidential Information shall remain the sole property of the respective parties. With regard to Confidential Information, the parties shall use the same care as it uses to maintain the confidentiality of its own confidential information, which shall be no less than reasonable care, and shall not make disclosure of the Confidential Information to any third party without the written consent of the Disclosing Party, except to employees, consultants or agents to whom disclosure is necessary to the performance of this Agreement and who are bound by a duty of confidentiality. Information shall not be deemed confidential if it (i) is known to the receiving party prior to receipt from the disclosing party as reasonably evidenced by such party; (ii) becomes known to the receiving party from a source other than one, to receiving party's knowledge, who is under an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be confidential other than by a breach of the receiving party; (iv) is independently developed by receiving party other than by a breach of this Agreement.

11.15. INSURANCE. Customer shall procure and maintain throughout the Term, the following insurance as provided by an insurance company or companies reasonably satisfactory to Qwest:

(a) standard form property insurance insuring against the perils of fire, vandalism, and malicious mischief extended coverage ("all risk") covering all Customer Equipment located in the Premises in an amount not less than its full replacement cost.

(b) commercial general liability insurance insuring against any liability arising out of the license, use or occupancy of the Premises by Customer in an amount of not less than $2 million combined single limit coverage for injury or death of one more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence.

(c) professional liability insurance (including Multimedia Errors and Omissions insurance) insuring against any liability arising out of the use or publication of the Customer Data or the Customer Web Site at the Data Center. Such insurance shall be in the amount of $1 million per occurrence and $1 million in the aggregate.

(d) worker's compensation insurance as required by any applicable worker's compensation or similar statute and employers liability insurance with minimum limits of $1 million per occurrence.

(e) business automobile insurance in an amount not less than $1 million per occurrence covering all autos used at the Premises, including owned, non-owned and hired autos.

Customer shall provide a certificate of insurance evidencing the above requirements and in the case of (2) and (3) above, the policies shall (a) list Qwest as an additional insured, (b) contain a cross liability provision, and (c) contain a provision that such insurance shall be primary and noncontributing with any other insurance available to Qwest. All policies shall require notice to Qwest of not less than sixty (60) days prior to any cancellation or material change in any coverage.

                                       CUSTOMER

                                       -----------------------------------------

                                       /s/ MICHAEL NEUFELD
                                       -----------------------------------------
                                       Signature

                                       Michael Neufeld, CFO
                                       -----------------------------------------
                                       Name and Title

                                       2/29/00
                                       -----------------------------------------
                                       Date


                                       QUEST INTERNET SOLUTIONS, INC.

                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Date

                                  [QWEST LOGO]
--------------------------------------------------------------------------------
   ADDENDUM B-2: QWEST HOSTING SERVICE DESCRIPTION AND SERVICE LEVEL AGREEMENT

This Hosting Service Description (the "Service Description") is subject in all respects to the Agreement between Customer and Qwest including any Addenda (collectively, the "Agreement"). In the event of a conflict between the Service Description and the Agreement, the Agreement shall prevail. The Service Description is subject to change from time to time in Qwest's sole discretion.

In all cases, services requested by Customer and provided by Qwest which are not specifically stated herein as part of the Service Description are purchased by Customer pursuant to the Agreement and are provided by Qwest at Qwest's then-current rates and/or prices. Pricing for services other than those set forth in the Service Description are available upon request.

Basic Hosting Service Features ...........................................     2
Hosting Management Service Features ......................................     3
Hosting Installation Features ............................................     4
Hosting Network Connectivity Options .....................................     4
Add-on Product Options ...................................................     5
Hosting Service Feature Definition .......................................     6
Hosting Network Connectivity Option Definitions ..........................    11
Hosting Installation Features Definitions ................................    13
Add-on Product Definitions ...............................................    14
Appendix A: ..............................................................    15
   Service Level Agreement For Qwest Internet Data Services ..............    15

(C) 1999 Qwest Internet Solutions, Inc.
HOSTING SERVICE DESCRIPTION
CONFIDENTIAL
REV 02 082499

BASIC HOSTING

BASIC HOSTING SERVICE FEATURES

  FEATURE (In each case, these services are defined                                     RESERVED          RESERVED
  in the section entitled "Hosting Feature Definition")        RACK          CAGE         RACK              CAGE
  -------------------------------------------------------     -------      --------     ---------        ----------
                                                              IN-HOST-     IN-HOST-      IN-HOST-         IN-HOST-
  MODEL NUMBER                                                x*RACK       y**CAGE       Rx*RACK          Ry**CAGE
  ------------                                                -------      --------     ---------        ----------
  PRICING                                                     $ MRC         $ MRC        $ MRC            $ MRC
  FACILITY
  - Physical security                                             X            X
  - Floor space                                                                X
  - Rack space                                                    X            X
  - Power                                                         X            X
  - HVAC                                                          X            X
  - Fire Suppression                                              X            X
  - Reservation                                                                             X                 X
  MONITORING SERVICE
  - Network hardware check (ping)                                 X            X
  - E-mail notification                                           X            X
  24x7 CUSTOMER SUPPORT WITH APPROPRIATE ESCALATION               X            X
  REQUIREMENTS
  - Network connectivity                                          X            X
  - Installation                                                  X            X
                                                                IN-INS-      IN-INS-
                                                                x*RACK       y**CAGE

x* = (F - full; H - half; Q - quarter)
y**= (10'x10' or 10'x5')

ENHANCED AND PREMIUM HOSTING SERVICES

HOSTING MANAGEMENT SERVICE FEATURES

   FEATURE (In each case, these services
   are defined in the section entitled                        ENHANCED     PREMIUM
   "Hosting Feature Definition")                              --------     --------
   ------------------------------------                       IN-HOST-     IN-HOST-
   MODEL NUMBER                                                 ENH          PRE
   ------------                                               --------     -------
   PRICING                                                     $ MRC        $ MRC
   BACKUP
   - Managed network backup (5 GB)                                             X
   - Tape change service                                          X
   MONITORING SERVICE
   - System check                                                 X            X
   - Network hardware check (ping)                                X            X
   - Network bandwidth utilization check                          X            X
   - E-mail notification                                          X
   - E-mail, phone or pager notification                                       X
   SERVICE REPORTS
   - Network level                                                X            X
   - Web statistics                                                            X
   HARDWARE SPARING                                                            X
   24X7 CUSTOMER SUPPORT WITH APPROPRIATE ESCALATION              X            X
   RESTRICTED FTP SITE ACCESS                                                  X
   STANDARD OPERATING ENVIRONMENT (SOE) MANAGEMENT                            Up to 5 hours
                                                                              per month
   - Basic Web server maintenance                                              X
   - Operating system and application patch support                            X
   - Root / administrator level management                                     X
   - Load balancing system management                                          X
       - between local machines                                                X
   - Backup system management                                                  X
   - E-mail system management                                                  X
   - FTP system management                                                     X
   - Network monitoring agent management                                       X
   - Web publishing system management (NT only)                                X
   - Streaming audio/video system management                                   X
   - Basic database system management                                          X
   - Advertising server system management (NT only)                            X
   - Web statistics system management                                          X
   - High availability system management                                       X
   - Encryption software management                                            X
   - Script writing (UNIX only)                                                X
   REQUIREMENTS
   - Installation                                                 X            X
                                                                IN-INS-ENH    IN-INS-PRE
   - Basic Hosting                                                X            X
                                                                RACK or       RACK only
                                                                CAGE
   - Network Connectivity                                         X            X
   - SOE Hardware configuration                                                X
   - Maintenance contract with hardware vendor                                 X

HOSTING INSTALLATION FEATURES

  FEATURE (In each case, these services
  are defined in the section entitled
  "Hosting Installation Features
  Definition")                                  RACK          CAGE      ENHANCED     PREMIUM
  -------------------------------------        -------      --------    --------     -------
                                               IN-HOST-     IN-HOST-     IN-INS-     IN-INS-
  MODEL NUMBER                                 x*RACK       y**CAGE       ENH          PRE
  ------------                                 -------      --------    --------     -------
  PRICING                                       $ MRC        $ MRC       $ NRC       $ NRC
  HARDWARE INSTALLATION                                                     X           X
  SOFTWARE INSTALLATION AND SERVER
  CONFIGURATION
  - Qwest performed                                                                     X
  - Escorted customer reconfiguration
    time                                                                    X
  SERVER MONITORING AGENT INSTALLATION                                      X           X
  OPERATING SYSTEM INSTALLATION AND
    CONFIGURATION                                                                       X
  NETWORK BACKUP HARDWARE AND
    SOFTWARE INSTALLATION AND
    CONFIGURATION                                                                       X
  SECURE CUSTOMER ENTRY FOR CUSTOMER
    HARDWARE AND SOFTWARE INSTALLATION
    AND CONFIGURATION.                            X             X

x = (F - full cabinet; H - half cabinet; Q - quarter cabinet) y** = (10'x10' or 10'x5')

HOSTING NETWORK CONNECTIVITY OPTIONS

  FEATURES (In each case, these services                             BURSTABLE                 BURSTABLE
  are defined in the section entitled                   DEDICATED    DEDICATED    DEDICATED    DEDICATED
  Hosting Network Connectivity Options Definition)       10 MBPS       10 MBPS     100 MBPS     100 MBPS
  ------------------------------------------------      ---------    ---------    ---------   ----------
                                                        IN-ACC-H-    IN-ACC-H-    IN-ACC-H-    IN-ACC-H-
  MODEL NUMBER                                             10D          10B          100D         100B
  ------------                                          ---------    ---------    ---------    ---------
  PRICING                                                $ MRC        $ MRC        $ MRC         $ MRC
  INTERNET BANDWIDTH                                        X            X            X             X
  IP ADDRESS SPACE
  - Up to one class C address if justified                  X            X            X             X
  DOMAIN NAME SUPPORT
  - Primary and secondary Domain Name Servers               X            X            X             X
  - Domain name registration and support                    X            X            X             X
  VIRTUAL IPs PERMITTED                                     X            X            X             X
  HUBS PERMITTED
  - Within a rack                                           X            X            X             X
  - Between racks                                           X            X            X             X
  BANDWIDTH SLA                                             X            X            X             X
  DUPLEX                                                  Full         Full         Full          Full
  REQUIREMENTS
  - Installation fee                                        X            X            X             X
                                                       IN-INS-10D   IN-INS-10B   IN-INS-100D    IN-INS-1008
                                                         ($NRC)       ($NRC)       ($NRC)         ($NRC)

  FEATURES (In each case, these services are                               BURSTABLE
  defined in the section entitled Hosting Network             DEDICATED    DEDICATED
  Connectivity Options Definition)                            1000 MBPS    1000 MBPS
  -----------------------------------------------             ---------    ---------
                                                              IN-ACC-H-    IN-ACC-H-
  MODEL NUMBER                                                  1000D        1000B
  ------------                                                ---------    ---------
  PRICING                                                      $ MRC        $ MRC
  INTERNET BANDWIDTH                                              X            X
  IP ADDRESS SPACE
  - Up to one class C address if justified                        X            X

Continued next page

  FEATURES (In each case, these services are                               BURSTABLE
  defined in the section entitled Hosting Network             DEDICATED    DEDICATED
  Connectivity Options Definition)                            1000 MBPS    1000 MBPS
  -----------------------------------------------             ---------    ---------
  DOMAIN NAME SUPPORT
  - Primary and secondary Domain Name Servers                      X            X
  - Domain name registration and support                           X            X
  VIRTUAL IPs PERMITTED                                            X            X
  HUBS PERMITTED
  - Within a rack                                                  X            X
  - Between racks                                                  X            X
  BANDWIDTH SLA                                                    X            X
  DUPLEX                                                         Full         Full
  REQUIREMENTS
  - Installation fee                                               X            X
                                                                IN-INS-      IN-INS-
                                                                 1000D        1000B
                                                                ($NRC)       ($NRC)


ADD-ON PRODUCT OPTIONS

  PRODUCT                                                    MODEL               PRICING
  -------                                                    -----               -------
  High Availability                                   IN-H-HA                $ MRC
  ping                                                IN-PING                $ MRC
  Monitoring service (System check,
    network bandwidth utilization check)              IN-NMS                 $ MRC
  Hourly hosting consultation                         IN-HOST-CON-01         $ / hour
  New Domain Name Registration                        IN-DOM-01              $ NRC
  Domain Name Transfer                                IN-DOM-02              $ NRC
  Domain Name Maintenance                             IN-DOM-MAINT           $ YRC
  Additional 5GB Network tape backup                  IN-HOST-BUP5GB         $ MRC
  Additional hours of SOE management                  IN-WRKMXX (5, 40, 160) $ MRC
  Additional rack (in customer cage)                  IN-ARACK               ($ NRC / $ MRC)
  HTTP get                                            IN-URL                 $ MRC
  POTS cross connect                                  IN-CROSSX-POTS         $ MRC
  T1 cross connect                                    IN-CROSSX-T1           $ MRC
  T3 cross connect                                    IN-CROSSX-T3           $ MRC
  Optical cross connect                               IN-CROSSX-OCX          ($NRC / $ MRC)

Note: Unless otherwise noted, features described in this document are provided only for hardware and software systems completely compliant with Qwest's SOE.

HOSTING SERVICE FEATURE DEFINITION

  FEATURE
  FACILITY                    DEFINITION
  --------                    ----------
  - Physical Security         -   Physical security for the purpose of preventing unauthorized persons from obtaining physical access to customer equipment.

                              -   Access to the data center is subject at all times to compliance with Qwest's
                                  Standards for Security and Rules of Conduct for Access to Qwest's data center.
                                  These standards may be modified and updated by Qwest from time to time, and are available upon request from the Call Management Center (CMC).

  - Floor Space                   Physical collocation floor space for customer equipment. Standard cages have the following dimensions:

                                      - Full cage: 10' x 10'

                                          *6,000 lbs total permitted maximum weight per cage

                                          *No individual piece of Customer Equipment may exceed 4,000 lbs

                                          *No individual leg of Customer Equipment may bear more than 1,000 lbs

                                          *No hanging equipment on cage walls permitted

                                      - Half cage: 5' x 10'

                                          *3,000 Ibs total permitted maximum weight per cage

                                          *No individual piece of Customer Equipment may exceed 2,000 lbs

                                          *No individual leg of Customer Equipment may bear more than 1,000 lbs

                                          *No hanging equipment on cage walls permitted

                                      - Height of full and half cage is 9'

  - Rack Space                    - Adequate physical collocation space for all customer equipment such that all equipment, including hardware and cabling associated with the equipment, fits within the dimensions of the following rack sizes:

                                      - Quarter Rack: 18" x 19" x 36" (1 shelf)

                                      - Half Rack: 36" x 19" x 36" (3 shelves)

                                      - Full Rack: 72" x 19" x 36" (6 shelves)

                                  - Shelf can accommodate 125 lbs. Equipment weighing more than 125 lbs is required to be rack mounted, provided that total weight does not exceed:

                                      - Quarter rack: 155 lbs.

                                      - Half rack: 310 lbs.

                                      - Full rack: 625 lbs.

                                  - Qwest recommends that customers rack mount when possible.

  - Power                         - Each full rack or cabinet will be provided with 20 Amperes, 110 Volt electrical power:

                                      - two power strips, each with six 110 Volt, 15 Ampere outlets;
                                      - electrical power is conditioned and supplemented by a UPS and a backup diesel generator.

                                  - The two halves of a half rack or cabinet share 20 Amperes, 110 Volt electrical power:

                                      - one power strip with six 110 Volt, 15 Ampere outlets in each half rack or cabinet;
                                      - electrical power is conditioned and supplemented by a UPS and a backup diesel generator.

                                  - Two quarter racks or cabinets share 20 Amperes, 110 Volt electrical power:

                                      - one power strip with six 110 Volt, 15 Ampere outlets in each quarter rack or cabinet;

                                      - the electrical power will be conditioned and supplemented by a UPS and a backup diesel generator.

                                  - Each half cage will be provided with two 20 Amperes, 110 Volt electrical power circuits.

  - HVAC (Heating,                - Redundant HVAC to maintain an appropriately air-conditioned environment (between 55
    Ventilation, And                degrees and 85 degrees Fahrenheit) and proper relative humidity level (between 20% and 65%)
    Air Conditioning                for the customer equipment.

                                  - A maximum of 5,000 BTU's can be generated per cabinet.

  - Fire Suppression              - Fire detection, alarm and suppression system including, in select areas, gas-based (and water-based as required by applicable laws) fire suppression.

  - Reservation                   - Customer may purchase a reservation right on racks and cages which are contiguous the racks and cages purchased by Customer. Customer has no access right during the period that Customer has reserved the rack or cage, provided however, that
                                    Qwest will not sell the right to the rack or cage to another customer until it has given Customer five (5) business days prior written notice that it intends to do so. Unless Customer places an order for the rack or cage within such notice period at Qwest's then prevailing rates, Qwest may sell the right to the rack or cage to the other customer. Unless otherwise set forth in the order form, the reservation right is purchased on a month-to-month basis.

  BACKUP                          - Restoration of backed-up files which are retained on-site are commenced within two business days of Qwest's receipt of a customer request. All restoration services are provided at Qwest's then prevailing T&M rates.

  - Managed Network               - Full backups are done once per week. Qwest maintains a two-month rotation of
    Backup                          full backups in its on-site backup storage unit. Duplicates of tapes are made once per week and then moved to an offsite location. Full backups are maintained onsite for two months and offsite for twelve months.

                                  - Incremental backups are done daily. One full month of incremental backup tapes are maintained on-site.

                                  - Qwest owns and manages a separate network used exclusively for providing backup services. Each customer system must have a separate network interface connected to the backup network in order to access this service. Managed
                                    Network Backups are performed between 12:00 a.m. and 6:00 a.m. Eastern time.
                                    It is customer's responsibility to ensure that application and content files are available in an unlocked state.

                                  - In order to facilitate the managed network backup, the customer must:

                                      -  purchase Qwest's recommended backup agent software specific to each application (e.g., Oracle Netbackup Agent for Oracle databases) which permits the necessary mechanism to perform "hot" backups with the database "running", and

                                      -  provide Qwest with, and update as appropriate, a "script" containing appropriate SQL commands to "dump" the database contents and security parameters to a file(s) that is available on the file system. Qwest will then backup that file, provided that Qwest shall not be responsible for any failures related to customer-provided scripts.

                                  - Customer may back up a maximum of 5 gigabytes per hosted server per month.
                                    Monthly backup is calculated as the average of the weekly full backup amounts during the month. Additional gigabytes are available at Qwest's then prevailing rates.

  - Tape Change Service           - Manual retrieval of recorded backup tapes and insertion of blank tapes by Qwest data center personnel:

                                      -  one tape change per day;

                                      -  tapes stored within the confines of customer's leased rack space in accordance with Qwest's standard procedures;

                                      -  customer's responsibility to provide the backup hardware and software, the backup tapes, and space within its rack for tape storage, properly program its systems to execute the backup commands

  MONITORING SERVICE              THIS MONITORING SERVICE OVERVIEW APPLIES TO THE "SYSTEM CHECK," "NETWORK HARDWARE CHECK
                                  (PING)," AND "NETWORK BANDWIDTH UTILIZATION CHECK" ONLY.

                                  - Monitoring services refer to the ability of Qwest to observe the performance characteristics of system and network components in real-time (at five minute intervals) and identify in real-time (at five minute intervals)
                                    problems with such systems and network.

                                  - The Enhanced and Premium service offerings includes monitoring of up to a total of five IP addresses and/or URLs per server (e.g. one IP address and four URLs). Monitoring of additional URLs and additional ping services
                                    (including device ping service failure) is available at Qwest's then prevailing rates. Unless otherwise agreed between customer and Qwest, the thresholds requiring customer notification shall be Qwest's default thresholds, a current summary of which may be obtained from the CMC.

                                  - Problem resolution outside the scope of customer's support level shall be provided on a "remote hands" basis and billed at Qwest's then prevailing T&M rates.

  - System Check                  - Polling of the hardware and operating system of each customer server in order to observe whether abnormal or dangerous system-level conditions exist. In order to perform this function, customer must permit Qwest to install monitoring software on each customer server. The conditions monitored by Qwest are:

                                      - disk space full;

                                      - CPU load dangerously high;

                                      - memory or swap utilization dangerously high;

                                      - I/O utilization dangerously high;

                                      - HTTP get (typically on Port 80 and 443).

                                  - The monitoring system checks each server every five minutes. Once the applicable threshold is reached, problem management procedures are commenced in accordance with Qwest's Customer Support Policy.

  - Network Hardware              - Network-level monitoring such that the hardware interface of each component of
    Check (Ping)                    customer equipment on the QWEST network is polled in order to observe whether the hardware can respond to a ping request. The monitoring system uses ping requests to determine the health of the network. Inability to respond to a ping request indicates one of the following conditions:

                                      - network failure (between ping monitoring system and the given piece of hardware);

                                      - OS (kernal) level failure; and

                                      - hardware failure.

                                  - Limit of one ping per server.

                                  - Limit of four pings each per quarter rack.

                                  - Limit of fifty pings each per half cage.

                                  - If, in two consecutive attempts, a normal response is not received from the hardware within five minutes, then after the second failed attempt, problem management procedures are commenced in accordance with Qwest's Customer
                                    Support Policy.

  - Network Bandwidth             - Qwest performs network-level bandwidth utilization monitoring in which all key network
    Utilization Check               components relevant to customer's equipment are monitored for bandwidth utilization, provided such components are:

                                      - SNMP monitorable devices; and

                                      - compliant with Qwest's SOE.

                                  - Once the applicable threshold is reached, problem management procedures are commenced in accordance with Qwest's Customer Support Policy.

  - E-Mail Notification           - In the event that customer notification is required in accordance with Qwest's Customer
                                    Support Policy, the method of notification is a single e-mail.

                                  - Customer is responsible for providing Qwest with a current and accurate
                                    e-mail address to be used for customer notification.

  - E-Mail, Phone or Pager        - In the event that customer notification is required in accordance with Qwest's Customer
    Notification                    Support Policy, customer will determine the method of notification. The customer will have a choice of e-mail, telephone or pager notification.

                                  - Customer is responsible for providing Qwest with a current and accurate e-mail address to be used for customer notification.

  SERVICE REPORTS

  - Network Level                 - Network-level bandwidth utilization reports based upon customer network connectivity and utilization:

                                      - access via a login and password-protected Qwest website; and

                                      - summary information in daily, weekly, monthly, and yearly formats; and

                                      - captured with respect to owned network components as well as customer network interfaces.

                                      - Reporting services are not available with respect to customer-provided switches or hubs.

  - Web Statistics                - Summary reporting of the activity captured in the web logs on customer web servers:

                                      - access via a login and password-protected area on customer web server; and

                                      - correlated nightly and stored on customer web site/server.

                                  - This data is purged on a quarterly basis. Upon customer's written request, it can be compressed and stored elsewhere on customer's web server.

  HARDWARE SPARING                - Emergency temporary swap for failed customer equipment until the affected equipment is repaired by the applicable hardware vendor.

                                      - Qwest maintains spares in accordance with the sparing rates recommended by the applicable manufacturer/vendor and will provide to customers provided sufficient spare hardware is available.

                                      - A valid product support contract from the vendor of the affected customer equipment is required to be eligible for this service.

  24X7 CUSTOMER SUPPORT           - Qwest has developed a problem management process to identify and track problems
  WITH APPROPRIATE                  with customer hosted system(s). This process includes a call management system and
  ESCALATION                        a multi-level technical support system. The current Customer Support Policy is available from the CMC.
                                  - Customer support is only provided to authorized technical customer contacts. Qwest does not provide end-user application support. For example, if a customer hosts an application used by customer employees, Qwest does not provide support to each of the application end-users. Qwest will support the application administrator if the administrator is an authorized customer contact. Authorized contacts must be set up through the CMC.
                                  - Resolution on a best efforts basis of:
                                      - equipment or facilities owned or controlled by Qwest; and
                                      - customer problems which are primarily caused by the negligence of Qwest or its agents.
                                  - Any other problem resolution services (including but not limited to customer application debugging, performance analysis, and software maintenance and upgrades not covered under valid software maintenance agreements) shall be provided on a "remote hands" basis and billed at Qwest's then prevailing T&M rates.
                                  - All customer requests (including but not limited to hardware installation, software installation, software modifications, script-writing outside the scope of Standard Operating Environment Management) shall be provided on a "remote hands"
                                    basis and billed at Qwest's then prevailing Time and Materials rates.
  RESTRICTED FTP SITE             - Customers are provided with the ability to update the content of their website through
  ACCESS                            password protected (file transfer protocol) access.

  STANDARD OPERATING              NOTE: THESE SERVICES APPLY ONLY TO SYSTEMS (HARDWARE AND SOFTWARE) COMPLIANT WITH
  ENVIRONMENT (SOE)               QWEST'S SOE, A CURRENT COPY OF WHICH CAN BE OBTAINED FROM THE CMC
  MANAGEMENT                      - SOE hours apply to all of customer's Premium managed servers. Included in the MRC for Premium Service are up to five hours for SOE management services (stated below)
                                    per server. SOE management hours in excess of five hours are billed at Qwest's then prevailing T&M rates. For example, a customer with two Premium managed servers is provided with up to ten hours of SOE management across both servers.  If, in a month, one server required seven hours of management and the other required two, the total nine hours would be within the customer's ten hour limit.
                                  - At the end of each month, unused SOE management hours expire do not carry over to subsequent months.
                                  - SOE management hours are computed in five-minute increments. At the end of each month, SOE management time is rounded up to the next whole hour.
  - Basic Web Server              - Qwest will troubleshoot and restart the Web server application if it is not functioning
    Maintenance                     properly.
                                  - At customer's request, Qwest changes basic web server software configuration options
                                    (e.g. number of open connections).
                                  - At customer's request, Qwest will perform routine Web server application maintenance such as to rotation and direct to modification.
  - Operating System And          - At customer's request, Qwest will install approved patches, as appropriate, to the
    Application Patch               operating system and supported SCE applications.
    Support                       - Management, maintenance, and support of fault-tolerant systems such as mirroring and
                                    RAID systems.
                                      - Mirroring increases server uptime. Content is placed on alternate servers and mirrored between them. If one server goes down, the secondary server takes over until the primary server becomes operational.
                                      - RAID increases disk uptime and protection against lost data by replicating disk content on more than one disk. If one disk is lost, the data on the other disks can be used to re-create the lost data.
  - Root / Administrator          - Qwest maintains sole "root" access on UNIX systems and sole "administrator" or
    Level Management                equivalent access on Windows NT systems (e.g. Qwest administers configuration files, reboots, sets permissions, creates users).
                                  - If a customer wishes to maintain sole or shared "root" or "administrator" access, Qwest will provide certain services solely on a "best efforts" basis and provide services, maintenance, management, and/or repair at Qwest's then prevailing time and materials rates. A customer who receives services on a "best efforts" basis is not eligible for the service credits set forth in the SLA.
  - Load Balancing System         - Management, maintenance, and support of systems to balance the load among multiple
       Management                   servers comprising a customer's systems in order to provide improved performance
                                    (e.g. Qwest troubleshoots when load distribution thresholds are exceeded).
                                  - Between Local Machines
                                  - Load balancing between machines hosted in the same hosting center.
  - Backup System                 - Management, maintenance, and support of the software and hardware required for
    Management                      Qwest network backup (e.g. monitor backup progress, backup integrity verification).

       - E-Mail System            - Management, maintenance, and support of supported mail server systems accessed by
         Management                 SOE compliant mail clients (e.g. maintain e-mail server).
                                  - The customer is responsible for mail application management such as account set up.
       - FTP System               - Management, maintenance, and support of FTP server and software.
         Management
       - Network Monitoring       - Management, maintenance, and support of software required for the "system check"
         System Management          monitoring service (e.g. verify that configuration data has been entered).
       - Web Publishing System    - Qwest supports the Web server side of SOE Web publishing systems. This does not
         Management                 include Web publishing client software. For example, Qwest supports Microsoft
                                    FrontPage extensions on the Web server. Qwest does not provide support for the
                                    FrontPage client software used by the customer to manage content.
       - Streaming Audio/Video    - Qwest supports the decoding and broadcasting (the "broadcasting station") for
         System Management          streaming audio and video. This includes configuration of options such as software thresholds and bandwidth limits (bottlenecking).
                                  - Support does not include creation or encoding of multimedia content.
       - Basic Database           - Support is limited to installation, start and stop of the database server, and putting in
         System Management          archive mode for backup and restore.
                                  - Database administration (e.g. database tuning, application support, design and setup) is not performed in SOE management.
       - Advertising Server       - Qwest will install and maintain the advertising server system to keep it operational. For
         System Management          example, if the advertising server is not functioning properly, Qwest will restart it.
                                  - The customer is responsible for configuring the software to display the proper advertisements.
       - Web Statistics System    - Qwest will set up the Web log so that they are analyzed daily, weekly, or monthly.
         Management               - The Web statistics software will be configured to process files and make the files available via the Web.
                                  - Qwest will rotate to files.
       - High Availability        - In the event of a system failure, the high availability design will perform a fail-over in
         System Management          order to restore the system to its original state. Qwest will maintain this system to keep it operational and troubleshoot in the event of a high availability system failure.
       - Encryption Software      - Installation and setup of server IDs (e.g. ID creation, review, and revoking.
         Management               - Customer is responsible for configuring and maintaining client certificates.
       - Script Writing           - Scripts are provided upon Customer request, provided however, that if Qwest deems it reasonably necessary and appropriate to automate routine tasks to ensure proper functionality of the Customer Equipment, Qwest may provide such scripts as part of
                                    SOE Management Services. Qwest data center personnel will write and support scripts, using SOE compliant tools, to automate customer tasks provided the scripts:
                                      - perform automation of necessary, routine, ongoing, administrative tasks (e.g.
                                        compressing and moving log files, cron jobs)
                                      - the script does not allow a security breach. (e.g. a script which gives an end user root or administrate access would pose a security risk)
                                      - the script does not change dynamic content.
                                  - Any other scripts will be written on a Time and Materials basis.
                                  - Unless otherwise agreed, Qwest-developed scripts are jointly owned by Customer and Qwest.

HOSTING NETWORK CONNECTIVITY OPTION DEFINITIONS

  FEATURE                           DESCRIPTION
  INTERNET BANDWIDTH
  - LAN through Tier 1            - Network connectivity is fundamental to providing hosting services. In order to provide
    Internet backbone               such connectivity, Qwest has built a highly reliable network backbone using multiple
    bandwidth                       routers, switches, and hubs. Network connectivity includes high-speed, highly-available network access (through multiple connections to the Internet), connected to customer equipment via highly-available core routers and core switches (and connective cables and related facilities).
                                  - Qwest is responsible for network connectivity from the point at which the Ethernet cable exits customer's network interface into the hub or switch belonging to Qwest, to the points at which Qwest's Wide Area Network ("WAN") (including the Qwest backbone and other high-speed links leased by Qwest) terminate at designated exchange points with other IP backbone carriers. This means that Qwest is responsible for Local Area
                                    Network ("LAN") components located in the Qwest Network Operations Center(s), and its WAN components located at various locations, including many outside of the Qwest
                                    Network Operations Center(s). Qwest is responsible for the availability and performance associated with any of its LAN and/or WAN components used to achieve network connectivity. Qwest is not responsible for the operation or failure of components of the Internet (including, without limitation, leased lines) owned or operated by third parties.
  - Amount of bandwidth           - Dedicated burstable 10 Mbps
                                      - Customer equipment connected to dedicated 10 Mbps connections will be provided with 10 Mbps of bandwidth from the customer equipment to Qwest's wide area Internet backbone.
                                  - Dedicated burstable 100 Mbps
                                      - Customer equipment connected to dedicated 100 Mbps connections will be provided with 100 Mbps of bandwidth from the customer equipment to Qwest's wide area Internet backbone.
                                  - Customers selecting burstable bandwidth are billed based on utilization. The higher of inbound and outbound traffic is sampled every five minutes. Billing is based on the bandwidth level under which 95% of the month's samples fall. For example, 8640 samples would be taken in a 30 day period (30 x 24 x 60/5). These samples would be ordered from highest to lowest, and the top 5%, or 432 samples, discarded. Customer is billed on the next highest sample, the 433rd sample.
  IP ADDRESS SPACE                - Customer may make an IP allocation request by submitting an IP Allocation Request
                                    Form to Qwest. Qwest will review the submission and respond to Customer within two business days. If the request is appropriate and necessary in Qwest's reasonable judgment, then the IP address will be assigned within two business days. If the submission is denied, Qwest will so advise customer within two business days.
  - One IP address per            - Qwest will obtain one IP address space for each customer server hosted by Qwest, for
    server                          which customer requests an IP address.
  - Up to one class C             - Each class C IP address block contains 254 usable IP addresses.
    address                       - Provided the customer IP address requested is justified and in compliance with Internic's
                                    RFC2050, Qwest will allow to assign up to one class C address per network connection.
                                  - Qwest-provided IP addresses are non-portable. These IP addresses may not be transferred to a non-Qwest network.

  DOMAIN NAME SUPPORT
  - Primary and secondary         - Qwest shall maintain highly-available domain name service servers that are accessible
    Domain Name Servers             from the Internet/network. For availability and reliability, both primary and secondary
                                    Domain Name Servers are provided.
  - Domain name                   - As part of installation, Qwest will submit a domain name request on customer's behalf.
    registration and support        When a customer requests that Qwest register or transfer a new domain, the application notice will be submitted to the appropriate registration authority and a basic zone file will be created within two business days. All DNS services are provided at Qwest's then prevailing rates, provided however, that in all cases, customer is solely responsible for all fees and charges imposed by the InterNic or any other applicable domain registration authority including both initial registration and renewal fees billed to Qwest.
                                  - Qwest is not responsible for failures or mistakes of any Domain Registration Authority, but will keep customer reasonably updated regarding the status of its domain and IP allocation requests. Requests for these services must be submitted to the CMC.
                                  - Customer is limited to 5 CNAMES and 1 MX record
                                      - two customer chosen CNAMES in addition to www, ftp, and mail;
                                      - customer's choice of MX (mail) record name
                                      - "A record": Customer chooses the public domain name which is seen externally;
                                        based on Qwest's standards for naming hosts, Qwest chooses the internal name for customer hosts.
                                  - Customer may make up to one set (5 CNAMES and 1 MX record) of record modifications per month.
                                      - DNS changes will be completed and verified within two business days of receipt of the request. Once the DNS changes are completed, Qwest will contact customer to verify that the correct changes were made. Qwest will also complete the
                                        inaddr.arpa if the IP address is from an Qwest-controlled classless inter-domain routing
                                        ("CIDR") block.
  Virtual IPs permitted           - Virtual IPs allow customers to associate more than one domain name with a single IP address.
  Hubs permitted                  - A hub is network equipment which can be used to connect several hosts together through a single network connection.
  - Within a rack                 - A hub may be used to connect customer equipment within a rack in order to share a network connection among the connected systems.
  - Between racks                 - A hub may be used to connect customer equipment between racks in order to share a network connection among the connected systems.
  Bandwidth SLA                   - Service Level Agreement guaranteeing a specified performance level such as uptime, and latency.
  Duplex                          - Full - The total bandwidth is provided for both inbound and outbound traffic simultaneously.
                                    For example, a 10 Mbps network connection would provide 10 Mbps inbound capacity and 10 Mbps outbound capacity for a total of 20 Mbps.
                                  - Half - The total bandwidth is split between inbound and outbound traffic. For example, a 10 Mbps half duplex network connection limits the sum of inbound and outbound traffic to 10 Mbps.

HOSTING INSTALLATION FEATURES DEFINITIONS

  FEATURE                                           DESCRIPTION
  HARDWARE INSTALLATION                             - Mounting of customer equipment in secure and stable
                                                      data center racks and/or fixtures in accordance with
                                                      Qwest's practices and procedures.
                                                    - Includes the tape backup for service levels supporting
                                                      tape backup.
  SOFTWARE INSTALLATION AND SERVER CONFIGURATION
  - Qwest configuration                             - Qwest data center personnel perform installation of the
                                                      operating system and applications in order to bring the
                                                      system in compliance with the Qwest SOE.
  - Escorted customer reconfiguration time          - For each half rack of hosted equipment, customer
                                                      receives one hour of escorted reconfiguration time to be
                                                      used for initial server setup and configuration.
                                                    - Scheduling of escort time with the data center requires a minimum of two business days prior written notice.
  SERVER MONITORING SOFTWARE INSTALLATION           - Qwest installs the software necessary for "system check"
                                                      monitoring.
                                                    - If Qwest installs this software on hosted systems for
                                                      which Qwest does not maintain root / administrative
                                                      access, Qwest requires temporary root / administrative
                                                      access. Once installation is complete, Qwest no longer
                                                      maintains root / administrate access.
  OPERATING SYSTEM INSTALLATION AND CONFIGURATION   - Qwest installs and configures the operating system.
  NETWORK BACKUP HARDWARE AND SOFTWARE INSTALLATION - Qwest installs and configures the hardware and software
  AND CONFIGURATION                                   necessary for the "network backup" feature.
  SECURE CUSTOMER ENTRY FOR CUSTOMER HARDWARE AND   - Customers are provided with secure card-key access to
  SOFTWARE INSTALLATION AND CONFIGURATION.            the collocation portion of the data center and locked
                                                      cabinet access to their equipment.
                                                    - Customers perform their own setup, installation and configuration.
                                                    - Access to the data center is subject at all times to compliance with
                                                      Qwest's Standards for Security and Rules of Conduct for Access to Qwest's
                                                      data center. These standards may be modified and updated by Qwest from time to time, and are available from the Call Management Center(CMC).

ADD-ON PRODUCT DEFINITIONS

  PRODUCT
                                  -
  Ping                            - Described in the "Network Hardware Check" section of the "Monitoring service" feature.
                                  - If this service is provided on a machine outside of Qwest's network, the combined latency of all non-Qwest network elements from the Qwest backbone to the server being pinged must be less than 100 milliseconds.
  Monitoring service              - In real time (in five minute intervals), Qwest will perform the following monitoring services on a customer server:
                                      - "Network hardware check (ping)" feature
                                      - HTTP get (typically on port 80 and 443)
  Hourly hosting consultation     - Qwest provided consulting services to assist clients in the design, installation and operation of hosted systems. These services are available at customer's request at
                                    Qwest's then prevailing T&M rates.
  New Domain Name                 - Administrative and billing responsibilities for registration of a customer domain name
  Registration                      with the InterNic or appropriate domain registration authority.
  Domain Name Transfer            - Administrative and billing responsibilities for transfer of an existing domain name to
                                    Qwest's servers.
                                  - Includes contacting the:
                                  - appropriate customer provided contact at the company currently maintaining the domain
                                  - The Internic or appropriate domain registration authority.
  Domain Name Maintenance         - Annual or as otherwise agreed, maintenance registration of an Qwest maintained domain name with the Internic or appropriate domain registration authority.
  Additional 5GB Network          - For customers of the managed tape backup product who exceed the backup storage
  tape backup                       quota, additional backup is billed monthly in 5 gigabyte increments.
                                  - Monthly storage is billed based on the average of the weekly full backup amounts during the month.
  Additional hours of SOE         - Customers of Premium service may prepay at a discounted price for additional monthly
  management                        hours of SOE management.
                                  - This service is described in the "SOE Management" section of the Hosting Service
                                    Feature Description.
  Additional rack                 - Qwest provided rack in a customer cage.
  HTTP get                        - HTTP get as described in the "System Check" section.
                                  - HTTP get on up to 5 URLs.
  POTS cross connect              - Cross connect of a POTS circuit to a customer rack.
                                  - Qwest support of the circuit will be provided on a "remote hands" basis and billed at
                                    Qwest's then prevailing T&M rates.
  T1 cross connect                  Cross connect of a T1 or fractional T1 circuit to a customer rack.
                                  - Qwest support of the circuit will be provided on a "remote hands" basis and billed at Qwest's then prevailing T&M rates.
  T3 cross connect                - Cross connect of a T3 or fractional T3 circuit to a customer rack.
                                  - Qwest support of the circuit will be provided on a "remote hands" basis and billed at
                                    Qwest's then prevailing T&M rates.
  Optical cross connect           - Cross connect of an optical circuit to a customer rack.
                                  - Qwest support of the circuit will be provided on a "remote hands" basis and billed at
                                    Qwest's then prevailing T&M rates.

                                  [QWEST LOGO]

      APPENDIX A: SERVICE LEVEL AGREEMENT FOR QWEST INTERNET DATA SERVICES

This Addendum to the Qwest Service Agreement by and between Customer and Qwest ("Agreement") sets forth the description of Qwest's Dedicated Internet Access ("DIA") Service, as provided pursuant to such Agreement.

Qwest DIA Service consists of: (i) a dedicated, high-speed network connection between Qwest's Data Center(s) or Customer's premises (as specified in Addendum B-1 of the Agreement) and Qwest's domestic (continental United States) Internet protocol ("IP") network ("Qwest IP Network"); and (ii) routing services, based upon the Transmission Control Protocol/Internet Protocol, which will afford Customer Internet connectivity. The specific bandwidth and, therefore, the speed or rate at which Customer may transmit and receive data via its Internet connection, is specified in Addendum B-1 of the Agreement. If specified in Addendum B-1, Qwest will, on Customer's behalf, use commercially reasonable efforts to perform the following as part of the Service: (i) order local access facilities connecting Customer's premises to a Qwest point-of-presence; and/or
(ii) secure IP address space for Customer in accordance with Addendum B-1. Estimated dates of completion including Firm Order Commitments (collectively, the "FOC Dates") are often dependent on parties other than Qwest, including Bell Operating Companies, Local Exchange Carriers and Competitive Local Exchange Carriers; therefore, FOC Dates are provided on a "best efforts" basis, but Qwest makes no guarantees regarding FOC Dates except as may be specifically set forth in the Service Level Agreement ("SLA") below.

For Customers purchasing "Burstable" Internet access Services as set forth in Addendum B-1, the methodology for Burstable Billing is as follows: Usage samples are taken every 5 minutes throughout the month. Only one sample is captured for each five-minute period, even though there are actually two samples taken; one for inbound utilization and one for outbound utilization. The higher of these two figures is retained. At the end of the billing period, the samples are ordered from highest to lowest. The result is a database of over 8,000 samples (12 samples/hour * 24 hours/day * 30 days/month), with the highest sample listed first and the lowest sample listed last. The top 5% of the samples (representing the top 5% of usage levels) are discarded. The highest remaining sample is used to calculate the usage level. This is the 95th percentile of peak usage.

The DIA Service purchased herein is subject to the following SLA which is effective as of the first day of the second month after initial installation of Services.

NETWORK AVAILABILITY GOAL

NETWORK AVAILABILITY

For domestic Qwest Internet Services, Qwest's goal is to maintain network availability at the bandwidth specified in the Addendum of 100%.

COMPONENTS INCLUDED

All components of the Qwest IP Network (e.g. POPs, Routers, Circuits) and Qwest-provided local access facilities used to access the Qwest IP Network (e.g. Local Loop) are included in the determination of Network Availability.

NETWORK AVAILABILITY MEASUREMENT AND REMEDIES

Network Downtime is measured based on the total outage time of the affected Services. Network Downtime shall exist when a particular Customer circuit (the "Affected Service") is unable to transmit data and Qwest records such failure in the Qwest trouble ticket system. Network Downtime is measured from the time the trouble ticket is opened to the time the Affected Service is again able to transmit and receive data. Upon Customer's written request to the Call Management Center made within five (5) business days of the last day of the month in which the Network Downtime occurred, Qwest shall provide a service credit equal to the prorated charges for one day of Services for the Affected Service for each cumulative hour of Network Downtime.

SERVICE CREDIT EXCEPTIONS

Service credits will not be available to Customer in cases which the Services are unavailable as a result of (i) the negligence, acts or omissions of Customer, its employees, contractors or agents or its end users; (ii) the failure or malfunction of equipment, applications or systems not owned or controlled by Qwest, (iii) circumstances or causes beyond the control of Qwest, including instances of Force Majeure (as defined in the Agreement), or (iv) scheduled service maintenance, alteration, or implementation. Such credits will be granted only if Customer affords Qwest full and free access to Customer's premises and equipment to make necessary repairs, maintenance, testing, etc.

NETWORK DELAY GOAL

NETWORK DELAY GOAL

Qwest's goal is to maintain an average roundtrip POP-to-POP (e.g. IP Backbone) on-network delay of 75 milliseconds.

CALCULATION
The calculation for average roundtrip network delay (Average Network Delay) for a given month is as follows based on the procedure criteria defined below:

        Sum (Roundtrip Delay for POP-POP trunks)
        ---------------------------------------- = Average Network Delay
             Total Number of POP-POP trunks

COMPONENTS INCLUDED
All components of the Qwest IP Network shall be included in the determination of Average Network Delay.

AVERAGE NETWORK DELAY MEASUREMENT AND REMEDIES
Average Network Delay will be measured by software and hardware components capable of measuring application traffic and responses at each POP to be measured for roundtrip delay. Measurements shall be performed on an ongoing basis to adequately determine a consistent average performance level for the calculation, and posted to the Qwest Web site. If the Average Network Delay falls below the Network Delay Goal within the calendar month, Qwest shall provide a service credit equal to 10% percent of the total monthly charges relating to the affected Services.

SERVICE CREDIT EXCEPTIONS
Service credits will not be available in cases where the Average Network Delay exceeds the Network Delay Goal as a result of (i) the negligence, acts or omissions of Customer, its employees, contractors or agents or its end users;
(ii) the failure or malfunction of equipment, applications or systems not owned or controlled by Qwest, (iii) circumstances or causes beyond the control of Qwest, including instances of Force Majeure, or (iv) scheduled service maintenance, alteration, or implementation. Such credits will be granted only if Customer affords Qwest full and free access to Customer's premises and equipment to make necessary repairs, maintenance, testing, etc.

REPORTING LEVEL GOAL

REPORTING LEVEL GOAL
Qwest's goal is report service interruptions within 10 minutes or less after Qwest's determination that the customer's service is unavailable.

DEFINITION AND PROCESS
If Qwest determines that the Services are unavailable (i.e. router isn't able to transmit and/or receive data), Qwest will contact Customer within 10 minutes, via an agreed upon method. In connection with Qwest's obligations to contact Customer, Customer must (1) provide a valid pager number, fax number or email address. Customer is solely responsible for providing accurate contact information for customer's designated point of contact.

COMPONENTS INCLUDED
All components of the Qwest IP Network shall be included in the determination of whether Qwest has met the Reporting Level Goal.

REMEDIES
Upon verification by Qwest that Qwest failed to meet the Reporting Level Goal, Qwest shall provide a service credit equal to the prorated charges for one day of network connectivity for the affected Services; provided however, that a maximum of one such credit may be accrued per day.

SERVICE CREDIT EXCEPTIONS
Service credits will not be available in cases where the failure to meet the Reporting Level Goal is a result of (i) Customer's failure to provide valid and accurate contact information as set forth above; (ii) the failure or malfunction of equipment, applications or systems not owned or controlled by Qwest, (iii) circumstances or causes beyond the control of Qwest, including instances of Force Majeure (as defined in this Agreement), or (iv) scheduled service maintenance, alteration, or implementation.

MAINTENANCE WINDOW DEFINITION

Maintenance performed by Qwest shall be classified as one of the following two
(2) types:

NORMAL MAINTENANCE
Normal Maintenance shall refer to: (i) upgrades of hardware or software; or (ii) upgrades to increase capacity. Normal Maintenance while being conducted may degrade the quality of the Services provided which may include an outage of the Services; provided, however, that an outage related to Normal Maintenance shall not be deemed to be Network Downtime. Normal Maintenance shall be undertaken by Qwest only on Sunday morning between the hours of 12:00 AM and 6:00 AM Local Time and on Wednesday morning between the hours of 12:00 AM and 6:00 AM Local Time. For purposes of this SLA, "Local Time" shall refer to the local time in the time zone in which an Affected Service is located; provided, however, that if Affected Services are located in multiple time zones, Local Time shall refer to Eastern Standard Time. Qwest shall provide two (2) days prior notice of Normal Maintenance.

URGENT MAINTENANCE
Urgent Maintenance shall refer to efforts by Qwest to correct Qwest IP Network conditions which are likely to cause a material Service outage and which require immediate correction. Urgent Maintenance, while being conducted, may degrade the quality of the Services provided to an Affected Service which may include an outage of the Services. An outage related to Urgent Maintenance shall be deemed an outage for purposes of calculating Network Downtime and Actual Network Availability. Qwest may undertake Urgent Maintenance at any time Qwest deems necessary. Qwest shall provide notice of Urgent Maintenance to Customer as soon as is commercially practicable under the circumstances.

MAXIMUM CREDITS AND TERMINATION OPTION
In the event that Customer is entitled to multiple credits under this SLA arising from the same event, such credits shall not be cumulative and Customer shall be entitled to receive only the maximum single credit available for such event. Under no circumstances will Qwest be required to credit Customer in any one calendar month charges in excess of seven (7) days of service. A credit shall be applied only to the month in which the event giving rise to the credit occurred. Notwithstanding the foregoing, in the event that, in any single calendar month, either (A) Customer would be able to receive credits totaling fifteen (15) or more days (but for the limitation set forth in this paragraph) resulting from three (3) or more events during such calendar month, (B) any single event entitling Customer to credits under "Network Availability Goal" exists for a period of eight (8) consecutive hours, or (C) any number of events entitling Customer to credits under "Network Availability Goal" exists for an aggregate of twenty-four (24) hours, then, Customer may terminate this agreement for cause and without penalty by written notice to the Call Management Center with a courtesy copy to the attention of the General Counsel within five (5) business days following the end of such calendar month. Such termination will be effective forty-five (45) days after receipt of written notice by Qwest.